EXHIBIT 4.1

AMENDMENT NO. 2 TO CREDIT AGREEMENT
This Amendment No. 2 to Credit Agreement, dated as of January 19, 2016, (this “Amendment”), is entered into by HELIX ENERGY SOLUTIONS GROUP, INC., a Minnesota corporation (the “Borrower”), the lenders party to the Credit Agreement described below, and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender and L/C Issuer.
INTRODUCTION
Reference is made to the Credit Agreement dated as of June 19, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and the Administrative Agent.
The Borrower has requested, and the Lenders and the Administrative Agent have agreed, on the terms and conditions set forth herein, to make certain amendments to the Credit Agreement.
THEREFORE, in connection with the foregoing and for other good and valuable consideration, the Borrower, the Lenders, and the Administrative Agent hereby agree as follows:
Section 1.Definitions; References. Unless otherwise defined in this Amendment, each term used in this Amendment that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.

Section 2.Amendment of Credit Agreement.

(a)Section 1.01 of the Credit Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:

“Helix House Sale-Leaseback” means the sale and leaseback transaction to be entered into between Helix Well Ops, as seller and tenant, and Aberdeen Helix House Property Limited Partnership Inc., as purchaser and landlord, with respect to the property known as Helix House, Kirkton Drive, Dyce, Aberdeen, together with (a) the whole buildings and erections on it, (b) the whole fixtures and fittings in and on it (other than those belonging to the subtenant thereof) and (c) the whole rights, parts, privileges and pertinents being the property registered in the Land Register of Scotland under Title Number ABN32461, in each case, on terms and conditions consistent with those set forth in the letter agreement dated December 22, 2015.
“Helix Well Ops” means Helix Well Ops (UK) Limited.
(b)The Credit Agreement is hereby amended by deleting the word “and” at the end of clause (j) of Section 7.03, deleting the period at the end of clause (k) of such section and replacing it with “; and” and inserting the following new clause (l) in the appropriate alphabetical order:

(l) Indebtedness of Helix Well Ops pursuant to the Helix House Sale-Leaseback in an aggregate amount not to exceed £7,650,000.
(c)The Credit Agreement is hereby amended by deleting the word “and” at the end of clause (o) of Section 7.05, inserting the word “and” at the end of clause (p) of such section and inserting the following new clause (q) in the appropriate alphabetical order:

(q) the Disposition comprising the Helix House Sale-Leaseback;
(d)The Credit Agreement is hereby amended by inserting the following phrase at the end of Section 7.17:

, other than the Off-Balance Sheet Liabilities pursuant to the Helix House Sale-Leaseback.
(e)The Credit Agreement is hereby amended by replacing Section 10.18 in its entirety with the following:

10.18. Electronic Execution of Assignments and Certain Other Documents. The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any Loan Document or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary neither the Administrative Agent, the L/C Issuer nor any Lender is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent, the L/C Issuer or such Lender pursuant to procedures approved by it and provided further without limiting the foregoing, upon the request of any party, any electronic signature shall be promptly followed by such manually executed counterpart.
Section 3.Representations and Warranties. The Borrower represents and warrants that (a) the execution, delivery, and performance by each Loan Party of this Amendment have been duly authorized by all necessary corporate or other organizational action, and do not and will not violate the terms of any of such Person’s Organization Documents; (b) this Amendment, and the Credit Agreement as amended hereby, constitute legal, valid, and binding obligations of each Loan Party, enforceable against such Loan Party in accordance with their terms, subject to Debtor Relief Laws and similar Laws affecting creditors’ rights generally or providing relief for debtors and subject to principles of equity; (c) the representations and warranties of the Borrower and each other Loan Party contained in each Loan Document are true and correct in all material respects as of the date of this Amendment, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; (d) no Default or Event of Default exists under the Loan Documents; and (e) the Liens under the Collateral Documents are valid and subsisting and secure the Obligations.

Section 4.Effect on Credit Documents. Except as amended herein, the Credit Agreement and all other Loan Documents remain in full force and effect as originally executed. Nothing herein shall act as a waiver of any of the Administrative Agent’s or any Lender’s rights under the Loan Documents as amended, including the waiver of any default or event of default, however denominated. The Borrower acknowledges and agrees that this Amendment shall in no manner impair or affect the validity or enforceability of the Credit Agreement. This Amendment is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Amendment may be a default or event of default under the other Loan Documents.

Section 5.Effectiveness. This Amendment shall become effective, and the Credit Agreement shall be amended as provided for herein as of the date first set forth above, upon the receipt by the Administrative Agent (or its counsel) of counterparts hereof duly executed and delivered by a duly authorized officer of the Borrower, each Guarantor, and by the Lenders whose consent is required to effect the amendments contemplated hereby.

Section 6.Reaffirmation of Guaranty. By its signature hereto, each Guarantor represents and warrants that such Guarantor has no defense to the enforcement of the Guaranty, and that according to its terms the Guaranty will continue in full force and effect to guaranty the Borrower’s obligations under the Credit Agreement and the other amounts described in the Guaranty following the execution of this Amendment.

Section 7.Governing Law. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, the LAW OF THE STATE OF NEW YORK.

Section 8.Miscellaneous. The miscellaneous provisions set forth in Article X of the Credit Agreement apply to this Amendment. This Amendment may be signed in any number of counterparts, each of which shall be an original, and may be executed and delivered by facsimile or other electronic imaging means (e.g. “pdf” or “tif”).

Section 9.ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY

NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[signature page follows]

EXECUTED as of the first date above written.

HELIX ENERGY SOLUTIONS GROUP
INC., a Minnesota corporation

By:	/s/ Anthony Tripodo
Name:	Anthony Tripodo
Title:	Executive Vice President and Chief
Financial Officer

CANYON OFFSHORE, INC., a Texas
corporation
CANYON OFFSHORE INTERNATIONAL
CORP., a Texas corporation
HELIX INGLESIDE LLC, a Delaware limited
liability company
HELIX OFFSHORE INTERNATIONAL,
INC., a Texas corporation
HELIX PROPERTY CORP., a Texas
corporation
HELIX SUBSEA CONSTRUCTION, INC, a
Delaware corporation
HELIX WELL OPS INC., a Texas corporation

By:	/s/ Anthony Tripodo
Name:	Anthony Tripodo
Title:	Vice President and Treasurer

CANYON OFFSHORE LIMITED, a Scottish
company

By:	/s/ Alisa Berne Johnson
Name:	Alisa Berne Johnson
Title:	Director

KOMMANDOR LLC, a Delaware limited
liability company

By:	/s/ Anthony Tripodo
Name:	Anthony Tripodo
Title:	Vice President

Signature Page to Amendment No. 2 to Credit Agreement

BANK OF AMERICA, N.A., as
Administrative Agent

By:	/s/ Don B. Pinzon
Don B. Pinzon
Vice President

Signature Page to Amendment No. 2 to Credit Agreement

BANK OF AMERICA, N.A., as a Lender, L/C
Issuer and Swing Line Lender

By:	/s/ Julie Castano
Julie Castano
Senior Vice President

Signature Page to Amendment No. 2 to Credit Agreement

CADENCE BANK N.A., as a Lender

By:	/s/ Tim Ashe
Name:	Tim Ashe
Title:	Banking Officer

Signature Page to Amendment No. 2 to Credit Agreement

CAPITAL ONE, N.A., as a Lender

By:	/s/ William Herrington
William Herrington
Director

Signature Page to Amendment No. 2 to Credit Agreement

COMERICA BANK, as a Lender

By:	/s/ Gary Culbertson
Name:	Gary Culbertson
Title:	Vice President

Signature Page to Amendment No. 2 to Credit Agreement

COMPASS BANK, as a Lender

By:	/s/ Frank Carvelli
Name:	Frank Carvelli
Title:	Senior Vice President

Signature Page to Amendment No. 2 to Credit Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS
BRANCH, as a Lender

By:	/s/ Mikhail Faybusovich
Name:	Mikhail Faybusovich
Title:	Authorized Signatory

By:	/s/ Gregory Fantoni
Name:	Gregory Fantoni
Title:	Authorized Signatory

Signature Page to Amendment No. 2 to Credit Agreement

DEUTSCHE BANK AG NEW YORK
BRANCH, as a Lender

By:	/s/ Dusan Lazarov
Name:	Dusan Lazarov
Title:	Director

By:	/s/ Michael Shannon
Name:	Michael Shannon
Title:	Vice President

Signature Page to Amendment No. 2 to Credit Agreement

DNB BANK ASA, GRAND CAYMAN
BRANCH, as a Lender

By:	/s/ Barbara Gronquist
Name:	Barbara Gronquist
Title:	Senior Vice President

By:	/s/ Philippe Wulfers
Name:	Philippe Wulfers
Title:	Vice President

Signature Page to Amendment No. 2 to Credit Agreement

FROST BANK, a Texas state bank, as a
Lender

By:	/s/ Wes Northington
Name:	Wes Northington
Title:	Senior Vice President

Signature Page to Amendment No. 2 to Credit Agreement

HSBC BANK USA, N.A., as a Lender

By:	/s/ Wadie Christopher Habiby
Name:	Wadie Christopher Habiby
Title:	Vice President

Signature Page to Amendment No. 2 to Credit Agreement

IBERIABANK, as a Lender

By:	/s/ Chris Dvorachek
Name:	Chris Dvorachek
Title:	EVP

Signature Page to Amendment No. 2 to Credit Agreement

ING CAPITAL LLC, as a Lender

By:	/s/ Jens Van Yperzeele
Name:	Jens Van Yperzeele
Title:	Director

By:	/s/ Anne van Riel
Name:	Anne van Riel
Title:	Director

Signature Page to Amendment No. 2 to Credit Agreement

NORDEA BANK AB, LONDON BRANCH,
as a Lender

By:	/s/ Martin Kahm
Name:	Martin Kahm
Title:	Head of Offshore & Oil Services

By:	/s/ Michael Sheppard
Name:	Michael Sheppard
Title:	Vice President

Signature Page to Amendment No. 2 to Credit Agreement

PROSPERITY BANK, Formally known as:
FIRST VICTORIA NATIONAL BANK, as a
Lender

By:	/s/ Herschel Vansickle
Name:	Herschel Vansickle
Title:	Senior Vice President

Signature Page to Amendment No. 2 to Credit Agreement

RAYMOND JAMES BANK, N.A., as a
Lender

By:	/s/ Michael Pelletier
Name:	Michael Pelletier
Title:	Senior Vice President

Signature Page to Amendment No. 2 to Credit Agreement

RB INTERNATIONAL FINANCE
(USA) LLC, as a Lender

By:	/s/ John A. Valiska
Name:	John A. Valiska
Title:	First Vice President

By:	/s/ Steven VanSteenbergen
Name:	Steven VanSteenbergen
Title:	Vice President

Signature Page to Amendment No. 2 to Credit Agreement

REGIONS BANK, as a Lender

By:	/s/ David Valentine
Name:	David Valentine
Title:	Director

Signature Page to Amendment No. 2 to Credit Agreement

SUMITOMO MITSUI BANKING
CORPORATION, as a Lender

By:	/s/ David Kee
Name:	David Kee
Title:	Managing Director

Signature Page to Amendment No. 2 to Credit Agreement

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ J.C. Hernandez
Name:	J.C. Hernandez
Title:	Managing Director

Signature Page to Amendment No. 2 to Credit Agreement

WHITNEY BANK, as a Lender

By:	/s/ David E. Sisler
Name:	David E. Sisler
Title:	Senior Vice President

Signature Page to Amendment No. 2 to Credit Agreement

ZB, N.A. dba AMEGY BANK, as a Lender

By:	/s/ Brad Ellis
Name:	Brad Ellis
Title:	Senior Vice President

Signature Page to Amendment No. 2 to Credit Agreement